UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018

ZEDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37782	26-3199071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cortlandt Street (14th Floor), New York, NY	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 577-3424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)  On February 7, 2018, Zedge, Inc. (the “Registrant”) notified BDO USA, LLP (“BDO”) that the Registrant was dismissing BDO as its independent registered public accounting firm, effective February 7, 2018.  The Registrant’s Audit Committee of the Board of Directors approved the dismissal of BDO as the Registrant’s independent registered public accounting firm.

BDO’s report on the Registrant’s consolidated financial statements as of July 31, 2017 and July 31, 2016 and for the fiscal years ended July 31, 2017 and July 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended July 31, 2017 and July 31, 2016 and the subsequent interim period through October 31, 2017, there were no disagreements between the Registrant and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report on the Registrant’s financial statements for such periods.

During the fiscal years ended July 31, 2017 and July 31, 2016 and the subsequent interim period through October 31, 2017, there were no “reportable events”, as defined in Regulation S-K Item 304(a)(1)(v).

The Registrant has provided BDO with a copy of the above disclosures and requested that BDO furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. A copy of BDO’s letter, dated February 12, 2018, is attached as Exhibit 16.1 to this Form 8-K.

(b)  On February 7, 2018, the Registrant appointed Mayer Hoffman McCann, CPAs (“MHM”) to serve as the Registrant’s independent registered public accounting firm for the remainder of the fiscal year ending July 31, 2018, and to issue a report on the audit of the Registrant’s financial statements for fiscal 2018.  The decision to engage MHM was approved by the Registrant’s Audit Committee of the Board of Directors and was made after a competitive bidding process and evaluation. During the Registrant’s two most recent fiscal years and the subsequent interim period through October 31, 2017, the Registrant did not consult MHM with respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

Item 8.01	Other Events.

On February 7, 2018, the Compensation and Corporate Governance Committees of the Board of Directors of the Registrant approved a grant of 108,553 restricted shares of the Registrant’s Class B Common Stock (the “Restricted Stock”) to Michael Jonas, Executive Chairman of the Registrant. Mr. Jonas has agreed to accept all of his compensation for his service as Executive Chairman during fiscal 2018 in the form of equity in the Registrant and to make receipt of such equity compensation contingent on the Company achieving certain milestones relative to its fiscal 2018 budget. The grant was made at this time because the milestones previously set were achieved. The Restricted Stock shall vest in equal amounts on February 7, 2019, 2020 and 2021.

On February 7, 2018, the Registrant’s Compensation Committee approved a decrease in the annual non-employee director compensation from $50,000 to $30,000, in an effort to assist the Registrant in managing expenses, effective for calendar 2018. The annual non-employee director compensation will continue to be paid in cash or in shares of the Registrant’s Class B Common Stock (based on the average closing price of the Class B common stock on the NYSE MKT for the calendar month preceding the date of grant), at the Registrant’s discretion. The annual non-employee director compensation will be paid semi-annually on or about July 5 and January 5 of each calendar year for the prior six months of service, as opposed to being paid all on January 5th for the prior calendar year of service.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Document
16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEDGE, INC.

By:	/s/ Jonathan Reich
Name:	Jonathan Reich
Title:	Chief Financial Officer

Dated: February 12, 2018

EXHIBIT INDEX

Exhibit Number	Document
16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission